                                                                     Exhibit 5.1

                                cohen&grigsby(R)
                               progressive law.sm
               Direct Dial 412.297.4831 - Direct Fax 412.209.1825

                                  May 18, 2004


PDG Environmental, Inc.
1386 Beulah Road
Building 801
Pittsburgh, Pennsylvania 15235-5068

         RE:      Registration Statement on Form S-2

Ladies and Gentlemen:

         We have acted as counsel for PDG Environmental, Inc. (the "Company") in connection with the Registration Statement on Form S-2 (the "Registration Statement") relating to the registration of up to 4,750,000 shares of Common Stock of the Company (the "Shares") to be sold by certain stockholders of the Company listed in the Registration Statement.

         In connection with the registration of the Shares, we have examined such documents, records and matters of law as we have deemed necessary to the rendering of the following opinion. Based upon that review, it is our opinion that such Shares, if sold by such stockholders in the manner set forth in the Registration Statement, will be legally and validly issued, fully paid and non-assessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever it appears in the Registration Statement, including the prospectus constituting a part thereof, and any amendments thereto.

                                            Very truly yours,

                                            COHEN & GRIGSBY, P.C.



                                            By: /s/ James D. Chiafullo

                                                James D. Chiafullo

JDC/av



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  Pittsburgh Office - 11 Stanwix Street, 15th Floor - Pittsburgh, PA 15222-1319
          Telephone 412.297.4900 - Fax 412.209.0672 - www.cohenlaw.com
                             jchiafullo@cohenlaw.com